EXHIBIT B

                                PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is made as of this 15th day of March, 2002, between Welsh, Carson, Anderson, & Stowe VIII, L.P., a partnership ("Pledgor") and BANK OF AMERICA, N.A. ("Secured Party").

WHEREAS, Pledgor and Secured Party propose to enter into transactions from time to time;

WHEREAS, Pledgor and Secured Party are entering into this Pledge Agreement and Pledgor is granting the pledge provided for herein in contemplation of such transactions;

NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the full and punctual observance and performance by Pledgor of all Secured Obligations (as defined herein), the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Definitions. As used herein, the following words and phrases shall have the following meanings:

"Additions and Substitutions" has the meaning provided in Section 2(a).

"Authorized Officer" of Pledgor means, if Pledgor is not a natural person, any officer, trustee or general partner (or any officer thereof), as applicable, as to whom Pledgor shall have delivered notice to Secured Party that such trustee, general partner or officer is authorized to act hereunder on behalf of Pledgor.

"Base Number" means, as of any date, the lesser of (x) 1,000,000 and (y) the Maximum Number of Daily Forward Delivery Amounts as of such date (as such term shall be defined in the Confirmation for the Forward Delivery Transaction to be entered into between Pledgor and Secured Party on or about the date hereof and which Confirmation shall refer to this Pledge Agreement in Section 7(i)).

"Business Day" means any day on which commercial banks are open for business in New York City.

"Calculation Agent" means Bank of America, N.A.

"Collateral" has the meaning provided in Section 2(a).

"Collateral Account" has the meaning provided in Section 5(c).

"Collateral Event of Default" means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, Shares at least equal in number to the Base Number or (B) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien, or assertion of such by Pledgor in writing.

"Control" means "control" as defined in Section 8-106 and Section 9-106 of the UCC.

"Default Event" means any Collateral Event of Default or any event of default, termination event or similar event in connection with any Secured Transaction.

"Eligible Collateral" means Shares provided that Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions (other than any Existing Transfer Restrictions) and that Secured Party has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto.

"Existing Transfer Restrictions" means Transfer Restrictions existing by virtue of Rule 145 under the Securities Act.

"Issuer" means Triad Hospitals, Inc.

"Lien" means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

"Location" means, with respect to any party, the place such party is "located" within the meaning of Section 9-307 of the UCC.

"Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Pledged Items" means, as of any date, any and all securities (or security entitlements in respect thereof) and instruments, cash or other assets delivered by Pledgor to be held by or on behalf of Secured Party under this Pledge Agreement as Collateral.

"rehypothecate" has the meaning provided in Section 5(h).

"Secured Obligations" means, at any time, any and all obligations, covenants and agreements (whether written or oral) of any kind whatsoever between Pledgor and Secured Party, including, but not limited to, any hedging transactions (including without limitation options, forwards, swaps or other equity derivative products) entered into between Pledgor and Secured Party together with any extensions or renewals thereof, any indebtedness or other obligations of Pledgor to Secured Party or any of ifs affiliates, whether with respect to the payment of money, delivery of securities or other instruments or property or otherwise, whether now in existence or hereafter contracted.

"Secured Transaction" means any transaction of any kind whatsoever giving rise to a Secured Obligation.

"Securities Act" means the Securities Act of 1933, as amended.

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"Security Interests" means the security interests in the Collateral created hereby.

"Shares" means shares of the common stock, par value $0.01, of the Issuer (and any security entitlements in respect thereof).

"Transfer Restriction" means, with respect to any Shares or item of Collateral pledged under this Pledge Agreement, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such Shares or item of Collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such Shares or item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such Shares or item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such Shares or item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such Shares or item of Collateral (iv) any registration or qualification requirement or prospectus delivery requirement for such Shares or item of Collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising as a result of the fact that such Shares or Collateral are "restricted securities" as defined in Rule 144 under the Securities Act, the fact that Pledgor is an "affiliate", as defined in Rule 144 under the Securities Act, of the relevant Issuer, or the fact that resale of such Shares or Collateral is subject to Rule 145 under the Securities Act) and (v) a Rule 145 restrictive legend on the certificates evidencing such Shares; provided that the required delivery of any assignment, instruction or entitlement order from the seller, pledgor, assignor or transferor of such Shares or item of Collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction".

"UCC" means the Uniform Commercial Code as in effect in the State of New York.

2. The Security Interests. In order to secure the full and punctual observance and performance by Pledgor of all Secured Obligations:

     (a) Pledgor hereby assigns and pledges to Secured Party and grants to Secured Party, security interests in and to, and a lien upon and right of set-off against, and transfers to Secured Party, as and by way of a security interest having priority over all other security interests, with power of sale, all of its right, title and interest in and to (i) the Pledged Items described in paragraph (b); (ii) all additions to and substitutions for such Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged pursuant to Section 4(a) or 5(b)) (such additions and substitutions, the "Additions and Substitutions"); (iii) all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with the Pledged Items or the Additions and Substitutions (including, without limitation, any shares of capital stock issued by any Issuer in respect of any Shares constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Shares constituting Collateral, or into which any such Shares are converted, in connection with any merger or similar event or otherwise, and any security entitlements in respect of any of the foregoing); and (iv) the Collateral Account and all securities and other financial assets (each as defined in Section 8-102 of the UCC), including the Pledged Items and the Additions and Substitutions, and other funds, property or assets from time to time held therein or credited thereto; and (v) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items or the Additions and Substitutions (such Pledged Items, Additions and Substitutions, proceeds, collections, powers, rights, Collateral Account and assets held therein or credited thereto being herein collectively called the "Collateral"). Secured Party shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to Secured Party by this Pledge Agreement.

     (b) Within 5 Business Days after the date hereof, Pledgor shall deliver to Secured Party in pledge hereunder Eligible Collateral consisting of a number of Shares equal to the Base Number on the date hereof, in the manner provided in
Section 5(c).

     (c) The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC).

3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Secured Party that:

     (a) Pledgor (i) owns and, at all times prior to the release of the Collateral pursuant to the terms of this Pledge Agreement, will own the Collateral free and clear of any Liens (other than the Security Interests) or Transfer Restrictions (other than any Existing Transfer Restrictions) and (ii) is not and will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any person other than Pledgor, Secured Party or any securities intermediary through whom any Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) with Control with respect to any Collateral.

     (b) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien, security interest or other encumbrance of any kind on such Collateral.

     (c) All Shares at any time pledged hereunder (or in respect of which security entitlements are pledged hereunder) are and will be issued by an Issuer organized under the laws of the United States, any State thereof or the District of Columbia and (i) certificated (and the certificate or certificates in respect of such Shares are and will be located in the United States), and unless registered in the name of the Secured Party, registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an Issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable Secured Party to maintain a valid and continuously perfected security interest in such Collateral, in respect of which Secured Party will have Control, subject to no prior Lien. The parties hereto agree to negotiate in good faith any such procedures or amendments.

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     (d) (i) Upon the delivery of certificates evidencing any Shares to Secured
Party in accordance with Section 5(c) (A) or the registration of uncertificated Shares in the name of Secured Party or its nominee in accordance with Section 5(c) (B), and, in each case, the crediting of such securities or financial assets to the Collateral Account, Secured Party will have a valid and, as long as Secured Party retains possession of such certificates or such uncertificated Shares remain so registered, perfected security interest therein, in respect of which Secured Party will have Control, subject to no prior Lien and (ii) upon the crediting of any Shares to the Collateral Account, Secured Party will have a valid and, so long as such Shares continue to be credited to the Collateral Account, perfected security interest in a securities entitlement in respect thereof, in respect of which Secured Party will have Control subject to no prior Lien.

     (e) No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Pledge Agreement or necessary for the validity or enforceability hereof or thereof or for the perfection or enforcement of the Security Interests.

     (f) Pledgor has not performed and will not perform any acts that might prevent Secured Party from enforcing any of the terms of this Pledge Agreement or that might limit Secured Party in any such enforcement.

     (g) The Location of Pledgor is the State of Delaware, and under the Uniform Commercial Code as in effect in such Location, no filing other than with the Secretary of State of the State of Delaware is required to perfect a security interest in collateral consisting of general intangibles.

4. Certain Covenants of Pledgor. Pledgor agrees that, so long as any Secured Obligation remains outstanding:

     (a) Pledgor shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 5(b) and 5(c) as necessary to cause such requirement to be met.

     (b) Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order (i) to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) to create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(49) of the UCC) or (iii) to enable Secured Party to exercise and enforce its rights hereunder with respect to such security interest. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Pledge Agreement or of a financing statement relating to this Pledge Agreement) that Secured Party in its sole discretion may deem necessary or appropriate to further perfect, or maintain the perfection of, the Security Interests.

     (c) Pledgor shall warrant and defend its title to the Collateral, subject to the rights of Secured Party, against the claims and demands of all persons. Secured Party may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

     (d) Pledgor agrees that it shall not change (1) its name or identity or, if Pledgor is not a natural person, its organizational structure in any manner or
(2) its Location, unless in any such case (A) it shall have given Secured Party not less than 30 days' prior notice thereof and (B) such change shall not cause any of the Security Interests to become unperfected, cause Secured Party to cease to have Control in respect of any of the Security Interests in any Collateral consisting of investment property (as defined in Section 9-102(49) of the UCC) or subject any Collateral to any other Lien.

     (e) Pledgor agrees that it shall not (1) create or permit to exist any Lien (other than the Security Interests) or any Transfer Restriction (other than any Existing Transfer Restrictions) upon or with respect to the Collateral, (2) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (3) enter into or consent to any agreement pursuant to which any person other than the Pledgor, the Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

5. Administration of the Collateral and Valuation of the Securities. (a) Secured Party shall determine on each Business Day whether a Collateral Event of Default shall have occurred.

     (b) Pledgor may pledge additional Eligible Collateral hereunder at any time. Concurrently with the delivery of any additional Eligible Collateral, Pledgor shall deliver to Secured Party a certificate of Pledgor or, if Pledgor is not a natural person, an Authorized Officer of Pledgor substantially in the form of Exhibit A hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged and (B) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in paragraphs (a), (b), (c) and (d) of
Section 3 hereunder are true and correct with respect to such Eligible Collateral on and as of the date thereof. Pledgor hereby covenants and agrees to take all actions required under Section 5(c) and any other actions necessary to create for the benefit of Secured Party a valid, first priority, perfected security interest in, and a first lien upon, such additional Eligible Collateral, as to which Secured Party will have Control.

     (c) Any delivery of Shares as Collateral to Secured Party by Pledgor shall be effected (A) in the case of Collateral consisting of certificated Shares registered in the name of Pledgor, by delivery of certificates representing such Shares to Secured Party, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to Secured Party, and the crediting by Secured Party of such securities to a securities account (as defined in Section 8-501 of the UCC) (the "Collateral Account") of Secured Party maintained at Banc of America Securities LLC, (B) in the case of Collateral consisting of uncertificated Shares registered in the name of Pledgor, by transmission by Pledgor of an instruction to the Issuer of such Shares instructing such Issuer to register such Shares in the name of Secured Party or its nominee, accompanied by any required transfer tax stamps, the issuer's compliance with such instructions and the crediting by Secured Party of such securities to the Collateral Account, (C) in the case of Shares in respect of which security entitlements are held by Pledgor through a securities intermediary, by the crediting of such Shares, accompanied by any required transfer tax stamps, to a securities account of Secured Party at such securities intermediary or, at the option of Secured Party, at another securities intermediary satisfactory to Secured Party and the crediting by Secured Party of such securities to the Collateral Account or (D) in any case, by complying with such alternative delivery instructions which shall be appropriate taking into account Existing Transfer Restrictions, as Secured Party shall provide to Pledgor in writing. Upon delivery of any such Pledged Item under this Pledge Agreement, Secured Party shall examine such Pledged Item and any certificates delivered pursuant to Section 5(b) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral.

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     (d) If on any Business Day Secured Party determines that a Collateral Event of Default shall have occurred, Secured Party shall promptly notify Pledgor of such determination by telephone call to Pledgor or, if Pledgor is not a natural person, an Authorized Officer of Pledgor followed by a written confirmation of such call.

     (e) If on any Business Day Secured Party determines that no Default Event or failure by Pledgor to meet any of its obligations under Sections 4 or 5 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral upon delivery to Secured Party of a written notice from Pledgor or, if Pledgor is not a natural person, an Authorized Officer of Pledgor indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred. If on the last Exchange Business Day of any month Secured Party determines that (i) no Default Event or failure by Pledgor to meet any of its obligations under Section 4 or 5 hereof has occurred and is continuing and (ii) the Collateral includes a number of Shares which exceeds the Base Number by 20,000 or more Shares, Secured Party shall release from the Security Interests a number of Shares equal to (x) the number of Shares included in this Collateral minus (y) the Base Number, so long as, after such release, no Collateral Event of Default shall have occurred.

     (f) Secured Party may at any time or from time to time, in its sole discretion, cause any or all of the Shares pledged hereunder registered in the name of Pledgor or its nominee to be transferred of record into the name of Secured Party or its nominee. Pledgor shall promptly give to Secured Party copies of any notices or other communications received by Pledgor with respect to Shares pledged hereunder registered, or held through a securities intermediary, in the name of Pledgor or Pledgor's nominee and Secured Party shall promptly give to Pledgor copies of any notices and communications received by Secured Party with respect to Shares pledged hereunder registered, or held through a securities intermediary, in the name of Secured Party or Secured Party's nominee.

     (g) Pledgor agrees that Pledgor shall forthwith upon demand pay to Secured
Party:

          i. the amount of any taxes that Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

          ii. the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, that Secured Party may incur in connection with (A) the enforcement of this Pledge Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by Secured Party of any of the rights conferred upon it hereunder or (D) any Default Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 5% plus the prime rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the date hereof to the date of the termination of this Pledge Agreement.

     (h) Without limiting the rights and obligations of the parties under this Pledge Agreement, Secured Party shall, notwithstanding Section 9-207 of the UCC, upon the consent of Pledgor, have the right to sell, lend, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business (collectively, "rehypothecate") any Collateral it holds in connection with a Secured Transaction, free from any claim or right of any nature whatsoever of Pledgor, including any equity or right of redemption by Pledgor, provided that Secured Party will, in each case in a manner consistent with industry practice for loans of equity securities, (i) replace any rehypothecated Collateral (with the same Collateral or identical substitute Collateral) upon three Business Days' notice from Pledgor, (ii) if not already replaced, replace such Collateral immediately prior to the time at which such Collateral ceases to be subject to the Security Interests and (iii) prior to replacement of such Collateral, pay Pledgor amounts equivalent to dividends paid or other distributions made on such Collateral, whereupon the amount so paid or the assets so delivered shall be proceeds of the Collateral and shall be subject to Section 6. All determinations related to the immediately preceding sentence shall be made by the Calculation Agent. For purposes of determining the occurrence of a Collateral Event of Default, the rehypothecation of any Collateral pledged hereunder shall not affect the status of such Collateral as Collateral or Eligible Collateral hereunder.

     (i) Pledgor hereby acknowledges that during such time as the Collateral is held by Secured Party pursuant to the terms of this Pledge Agreement, Pledgor will not receive periodic account statements with respect to the value thereof.

     (j) If, at any time, Pledgor is obligated pursuant to any Secured Transaction to deliver Shares to Secured Party or at the direction of Secured Party, unless Pledgor shall have otherwise delivered such Shares in respect of such obligation, Secured Party shall deliver or cause to be delivered to an affiliate of Secured Party designated by Secured Party from the Collateral Account, in whole or partial, as the case may be, satisfaction of Pledgor's obligation to deliver such Shares. Upon any such delivery, such affiliate of Secured Party shall hold such Shares absolutely and free from any claim or right whatsoever (including, without limitation, any claim or right of Pledgor).

6. Income and Voting Rights in Collateral. (a) Secured Party shall have the right to receive and retain as Collateral hereunder all proceeds (including, without limitation, ordinary cash dividends or interest) of the Collateral, and Pledgor shall take all such action as Secured Party shall deem necessary or appropriate to give effect to such right. All such proceeds that are received by Pledgor shall be received in trust for the benefit of Secured Party and, if Secured Party so directs, shall be segregated from other funds of Pledgor and shall, forthwith upon demand by Secured Party, be delivered over to Secured Party as Collateral in the same form as received (with any necessary endorsement).

     (b) Unless a Default Event shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral (other than Collateral that has been rehypothecated by Secured Party pursuant to Section 5(h)) and Secured Party shall, upon receiving a written request from Pledgor accompanied by a certificate of Pledgor or, if Pledgor is not a natural person, an Authorized Officer of Pledgor stating that no Default Event has occurred and is continuing, deliver to Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of Secured Party or its nominee as shall be specified in such request and shall be in form and substance satisfactory to Secured Party.

     (c) If a Default Event shall have occurred and be continuing, Secured Party shall have the right, to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if Secured Party were the absolute and sole owner thereof.

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7. Remedies upon Default Events. (a) If any Default Event shall have occurred and be continuing, Secured Party may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, may (i) deliver or cause to be delivered to itself or to an affiliate from the Collateral Account, Collateral consisting of Shares with a value (as determined by the Calculation Agent) equal to the value (as determined by the Calculation Agent) of Pledgor's obligations hereunder and under any and all Secured Obligations to which a Default Event applies, whereupon Secured Party shall hold such Shares absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted; or (ii) sell such Collateral as may be necessary to generate proceeds sufficient to satisfy in full all Secured Obligations or hereunder, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory; or (iii) take any combination of the actions described in clauses (i) and (ii). Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by
Section 9-611 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the buyer thereof, but Secured Party shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     (b) Pledgor hereby irrevocably appoints Secured Party its true and lawful attorney, with full power of substitution, in the name of Pledgor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while a Default Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

          i. to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

          ii. to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          iii. to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof), and

          iv. to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that Secured Party shall give Pledgor not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. Secured Party and Pledgor agree that such notice constitutes "reasonable authenticated notification" within the meaning of Section 9-611 of the UCC.

     (c) Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Pledge Agreement, Secured Party is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property, thus delivered or sold. For that purpose Secured Party may execute all such documents, instruments, instructions and entitlement orders. This power of attorney shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms that which Pledgor's attorney acting under such power, or such attorney's successors or agents, shall lawfully do by virtue of this Pledge Agreement. If so requested by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

     (d) In the case of a Default Event, Secured Party may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any time, as Secured Party shall determine in its sole discretion subject to the foregoing provisions of this Section 7. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by Secured Party in the following order of priorities:

first, to the payment to Secured Party of the expenses of such sale or other realization, including reasonable compensation to the agents and counsel of Secured Party, and all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including brokerage fees in connection with the sale by Secured Party of any Collateral;

second, to the payment to Secured Party of the aggregate amount (or the value of any delivery or other performance) owed by Pledgor to Secured Party under all Secured Transactions;

finally, if all of the obligations of Pledgor hereunder and under all Secured Transactions have been fully discharged or sufficient funds have been set aside by Secured Party at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.

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

8. Netting and Set-off. (a) If on any date, cash would otherwise be payable or Shares or other property would otherwise be deliverable (including, for the avoidance of doubt, the replacement, as required by Section 5(h), of Shares that have been rehypothecated pursuant to such Section) pursuant to any Secured Transaction or this Pledge Agreement by Secured Party to Pledgor and by Pledgor to Secured Party and the type of property required to be paid or delivered by each such party on such date is the same, then, on such date, each such party's obligation to make such payment or delivery will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable or deliverable by one such party exceeds the aggregate amount that would otherwise have been payable or deliverable by the other such party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable or deliverable to pay or deliver to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

     (b) In addition to and without limiting any rights of set-off that Secured Party may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of any Default Event, Secured Party shall have the right to terminate, liquidate and otherwise close out all Secured Transactions and this Pledge Agreement pursuant to the terms of such Secured Transactions and this Pledge Agreement, and to set off any obligation it may have to (i) release from the Security Interests or return to Pledgor any Collateral pursuant to Section 5(e) or (ii) replace any rehypothecated Collateral pursuant to Section 5(h), against any right Secured Party or any of its affiliates may have against Pledgor, including without limitation any right to receive a payment or delivery pursuant to any provision of any Secured Transaction. In the case of a set-off of any obligation to return or replace assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to return or replace assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor's option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation. In determining the value of any obligation to release or deliver Shares or right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of the Shares at such time. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

9. Miscellaneous. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Pledgor and Secured Party shall bind, and inure to the benefit of, Pledgor's respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Secured Party and its successors and assigns.

     (a) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Pledge Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     (b) Any provision of this Pledge Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Pledgor shall be directed to Pledgor at 320 Park Avenue, New York, NY 10022, Telecopy No. 212.893.9575, Attention:
Jonathan Rather; notices to Secured Party shall be directed to it care of Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Telecopy No. 212-583-8569, Attention: Robert Dilworth.

     (d) This Pledge Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine); provided that as to Pledged Items located in any jurisdiction other than the State of New York, Secured Party shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree Secured Party's and Banc of America Securities LLC's jurisdiction, within the meaning of Section 8-110(e) of the UCC, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

     (e) Each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Federal and state courts located in the Borough of Manhattan, in the City of New York in any suit or proceeding arising out of or relating to this Pledge Agreement or the transactions contemplated hereby.

     (f) Each party hereby irrevocably and unconditionally waives any and all right to trial by jury in any legal proceeding arising out of or related to this Pledge Agreement or the transactions contemplated hereby.

     (g) This Pledge Agreement may be executed, acknowledged and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

10. Termination of Pledge Agreement. This Pledge Agreement and the rights granted by Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of Pledgor under the Secured Obligations and hereunder. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by Secured Party, all at the request and expense of Pledgor.

IN WITNESS WHEREOF, the parties have signed this Pledge Agreement as of the date and year first above written.

PLEDGOR:                                        SECURED PARTY:


Welsh, Carson, Anderson, & Stowe VIII, L.P.     BANK OF AMERICA, N.A.
By WCAS Associates LLC, General Partner


By:  ____________________________               By:  ___________________________
     Name:                                           Name:
     Title: Managing Member                          Title








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